SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 7

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2011

DIGAGOGO VENTURES CORP.

 (Exact name of registrant as specified in its charter)

Delaware	333-166494	42-1769945
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

645 Griswold St., Suite 3500 Detroit, Michigan 48226-4120 (Address of principal executive offices)

(704) 246-8073 (704) 904-6385
(Registrant’s Telephone Number) (Registrant’s Facsimile Number)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed below and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “DOGO” refer to Digagogo Ventures Corp.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the date of this Current Report, given the current level of our operations, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Therefore, the Company is filing this report to disclose such information as would be required if the registrant were filing a general form for registration of securities on Form 10.

FORM 10 DISCLOSURE

ITEM 1.

BUSINESS

Corporate History

The Company was incorporated in the State of Delaware on January 5, 2010 under the name Eco-Friendly Power Technologies Corp (“Eco-Friendly”). The original business plan of Eco-Friendly was to develop a commercial application of the design of an “Incandescent light bulb life extending apparatus” patent.  Eco-Friendly also intended to enhance the existing prototype, manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device.

On February 8, 2010, Eco-Friendly entered into a Patent Transfer and Sale Agreement (the “Patent Agreement”) whereby we acquired all of the right, title and interest in the patent known as the “Incandescent light bulb life extending apparatus”, U.S. patent number 7,081,714, for consideration of $11,140 including attorney's fees.  Under the terms of the Patent Agreement, Eco-Friendly was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed. The patent was issued on July 25, 2006 and will expire on May 4, 2024.  As of the date of this Report, the Company is no longer working to develop or manufacture the incandescent light bulb life extending apparatus or license the manufacturing and related marketing and selling rights to a third party.

On November 17, 2010, Eco-Friendly filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State changing its corporate name to Digagogo Ventures Corp. (hereinafter the “Company”).  As of such date, we ceased all prior operations.

As of April 14, 2011, the Company has changed its business direction towards developing an online sales and distribution network that connects households to each other and allows individuals to buy or sell items within a local community.

Our Business

The core business of the Company is to develop an online sales and distribution network through which network members can buy, sell or share information to people that they know within a defined geographical area or community.  This sales and distribution network is intended to generate profits for the Company and produce economic benefits for the members of the network and the local business community.

The members will consist of individuals and families, each with their own online household portal, who are connected to other household portals within a defined community through an online network. The household portal is essentially a personalized web page for the individual or family that serves as a social medium for communication among household portals and as a virtual marketplace where members can buy and sell products and services to and from other members and share information about products and services with other households that they are connected to through the network.  The Company intends to create several networks of digitally connected households in different cities, counties, municipalities or even countries and to become a trusted channel through which local businesses can sell their products and services and penetrate a local community.

The Company believes that the biggest value behind creating a household network is the ability to buy, sell and share information about products and services with local people that you know and to capture the collective benefit among one another.  The Company aims to create a trusted sales and distribution network that will service the needs of every household within a localized area.

Our Products

The Company has three products that it is currently developing: DogoNet, DogoPay, and DogoSearch.

DogoNet

DogoNet is essentially a brand name that encompasses the digital network of households linked together by individual household portals.  DogoNet also refers to the technology that allows the digital networks and household portals to operate.  We will use the brand name DogoNet to advertise and market our sales and distribution network to individuals and businesses and to sell limited liability licenses of our technology.

The Household Portal

The household portal is essentially a personalized home page for an individual or family, presented either as a website with its own personalized domain name (URL) or as a personalized template for visual display.  The household portal can also be presented using a mobile phone or virtually as a household username.  The household portal is much more than a simple website or e-mail address because it includes many features such as a virtual storefront for conducting online transactions, a personal e-mail address for each portal, blog capabilities, photo galleries and more, and it allows the user to publish web pages, add content to websites or portals, manage web page content, and create a private social network for sharing information among households.

The household portal provides access for its members to securely log in and to buy, sell and share information among other household portals through the localized network.  Compared to other similarly perceived products, the unique feature of this product is the virtual storefront that is creates where members can buy and sell products and services through the network and share information about products and services with other household portals.  A member can directly sell products and services of local businesses to other household portals and receive a simple commission or other reward from such sales.  Additionally, a member can refer or advertise products and services of local businesses through that member’s household portal and earn a simple commission or other reward from sales that directly result from such referral or advertisement.  In either case, the commission or other reward will be paid to the member by the local business whose product or service is sold through the network.  The benefit to these local businesses in offering commissions and other rewards is that such rewards will provide an incentive for members to conduct sales of and promote the businesses’ products and services, which in turn will potentially lead to an increase in revenues for the businesses.

A member is able to sell, refer or advertise products and services of local businesses by publishing information about the products and services through a news stream that is part of the household portal.  The member has full control over which products, services and other information he chooses to publish through the news stream and once the information is published, it will appear on the household portals of those with whom that member is connected.  Similarly, members also have control over who they receive information from and the kind of information that they receive through their portal.  If a member sees a publication about a product or service on their household portal, clicks on the link to the publication, and makes a purchase from that link, the system will automatically connect that purchase to the member who published the information and will add the appropriate commission or reward to that member’s account.

Other than cash commissions, members who buy, sell and advertise products and services through their household portals may also be entitled to other rewards from the Company or from the local businesses that utilize the network.  Rewards offered by the Company may include such things as discounts on upgrades to the premium household portal, fewer fees for using the products and more.  The benefit to the Company in offering rewards to its members is that it encourages members to actively use the network for buying and selling goods, which in turn, leads to greater profits for the Company.  Rewards offered by the local businesses may include such things as gift certificates, airline miles, coupons, discounts, and more.

This sales and distribution system harnesses the power of local group buying because by simply publishing one product through the news stream of a household portal, a member could potentially influence and encourage all other household portals that he is connected to within the network to purchase that product.  Thus, the more active a member is in publishing information about certain products and services through his household portal, the greater that member’s earning opportunities.  Further, the greater the number of household portals that the member is connected to within the network, the greater the group buying power and earning potential.

The Digital Household Network

The digital household network is the resulting network of digitally-linked household portals.  The digitally-linked household portals create a potential sales and distribution network for local businesses to utilize and a marketplace for members belonging to the network to collectively buy, sell and earn rewards for their sales.  The Company views the digital household network as a product offering for members to meet all of their shopping needs and for businesses to efficiently channel the sale of their products and services and to introduce new products and services to a local community.

DogoPay

DogoPay is the means by which members conduct commerce through the network of connected households and is integrated into our DogoNet product.  DogoPay allows its users to instantly track and manage purchases, sales commissions and rewards. DogoNet users will be able to manage this information through the use of an “eWallet”.  Each household will have an eWallet to make payments and to collect payments, commissions and rewards.  The eWallet will also be mobile and can be used for mobile payment at businesses that are part of the digital network.  DogoPay will be available across the globe and will allow its users to conduct transactions in different countries using different currencies.  The Company believes that members will take comfort in the speed, reliability and security with which transactions are completed through DogoPay.

DogoSearch

DogoSearch is a search service, integrated into our DogoNet product, that will enable any member in the community to find time-sensitive, local information and events regarding product sales, specials and promotions. This search service differs from other search engines because DogoSearch searches for information and events that are taking place today and in the near-future.  For example, if you use DogoSearch to search for Brand X shoes, DogoSearch will find up-to-the minute information such as “Brand X shoes will be having a 50% sale on Monday from 1:00pm to 3:00pm.”  The search will typically also provide you with options to take advantage of these sales, specials and promotions such as, “Click here to participate or reserve your shoes.”

The DogoSearch service gathers and manages data in a unique way, different from existing search engines.  Once a member conducts a search or requests information about a specific product or service through DogoSearch, the system will automatically generate a list of businesses or persons within the network from whom the product or service can be purchased.  Further, DogoSearch does not scour the Internet for information, but rather, it uses agents of local businesses or organizations to populate this data and the data is exclusive to DogoSearch, meaning that you will not find the same information anywhere else on the Internet.  The data is classified as campaigns that the agent services and the agent is rewarded by the local businesses or organizations with store credits for goods and services and other types of rewards.

Status of Our Products

As of the date of this Report, none of the Company’s products are fully developed or publicly available to consumers.  The development of our product line is contingent upon acquiring the base technologies for each of our products.  The base technologies provide the technical foundation for our products, reduce product development risks, and shorten the amount of time it will take to fully develop our products and introduce them into the market.

In regard to our DogoNet product, on June 27, 2011, the Company, Impact Technologies Inc., a wholly-owned subsidiary of the Company (“Impact”), and Swebby Inc. (“Swebby”) entered into an Asset Purchase Agreement whereby the Company acquired all of Swebby’s assets and intellectual property pertaining to the DogoNet software platform and hosting service, in exchange for one million (1,000,000) shares of the Company’s common stock at a deemed price of $0.25 per share and five hundred thousand dollars ($500,000) cash.

In regard to our DogoSearch product, on July 5, 2011, the Company, Impact, and Blackswan Inventions Inc., a corporation incorporated pursuant to the federal laws of Canada (“Blackswan”), entered into an Asset Purchase Agreement whereby the Company acquired all of Blackswan’s assets and intellectual property pertaining to the DogoSearch software, in exchange for five hundred thousand dollars ($500,000) cash and one million (1,000,000) shares of the Company’s common stock at a deemed price of $0.25 per share.

In regard to our DogoPay on July 5, 2011, the Company, Impact and Banyan Tech Ventures Inc., a corporation incorporated pursuant to the federal laws of Canada (“Banyan”), entered into an Asset Purchase Agreement whereby the Company acquired all of Banyan’s assets and intellectual property pertaining to the DogoPay software, in exchange for two hundred fifty thousand dollars ($250,000) cash and five hundred thousand (500,000) shares of the Company’s common stock at a deemed price of $0.25 per share.

Currently, consultants of the Company are working on the development of our three products with the original developers of the base technologies.  Now that we have acquired the base technologies for DogoNet, DogoSearch and DogoPay, we will further develop and customize our products.  The development of all three products will be spearheaded by our newly appointed Chief Technology Officer, Kenneth J. Williams (“Mr. Williams”), who will be supported by additional consultants that we hire on an as-needed basis.  As of the date of this Report, the Company is in the process of negotiating the terms of a consultant agreement with Mr. Williams.  We anticipate that the DogoNet, DogoSearch and DogoPay products should be fully developed and available to consumers in approximately three months.

Currently, we do not have any proprietary interests in our products.  Once we are able to fully develop our products from the base technologies we will own 100% of our products.

Our Business Model

The Company expects to generate profits from its products by the following means:

Structured Licensing Program

The Company has a structured licensing program whereby it will sell limited liability licenses to local groups or organizations looking to invest in the sales and distribution network created by this inter-connectivity of households and to profit from the network within a selected geographical region or city.  The Company, in turn, will charge a certain fee on all sales generated by the licensee through this program.  At this time, the structure for the fees to be charged on sales made by the licensee has not been finalized.  The fee structure will be determined after the Company has had an opportunity to test, evaluate and troubleshoot the pilot sales and distribution network, gain a significant number of members, achieve market acceptance of its products and perform a trial license program.

The limited liability license grants to the licensee the exclusive right to commercialize a selected geographical region or city, meaning that the licensee has the exclusive right to use the Company’s technology to develop the business community in that geographical area by setting up household portals and connecting those portals into a network.  The licensee will receive a portion of the profits generated from the sale of products and services that are bought and sold through the network in the community to which the licensee subscribes.

The Company will retain an option to buy back the license rights from the licensee after one year, at double the original price paid by the licensee for the license.  The Company will exercise this option if the sales and distribution network in that community is generating substantial revenues.  This option, if exercised, could create huge revenue potential for the Company because the portion of the sales that would have otherwise been paid to the licensee would now be paid to the Company, thereby increasing the Company’s profits.

The Company intends to sell licenses for terms of ten (10) years which shall automatically be renewed for an additional ten (10) year term.  The cost of the license shall be determined by the number of households within the geographic region to be covered by the license.  The geographic regions to be covered by these limited liability licenses are divided along municipality, county or city lines.  Larger cities may be divided into smaller communities with their own licenses.  We do not anticipate selling any of our licenses until we have fully developed our products and tested the commercial viability of our sales network.

Distribution Fees

The Company will charge a distribution fee to local businesses that channel their products and services through the network.  The products and services offered by these local businesses will likely represent the prominent industries within the community, such as clothing manufacturing, food distribution, agriculture, and other industries.  The distribution fee, similar to a usage fee or toll fee, will be a flat fee that is charged to the local business each time one of their goods or services is bought or sold through the digital network.  By paying a small distribution fee, these local businesses will be able to advertise, sell and distribute their goods.  For example, if a shoe manufacturer used the network to sell their overstock shoes at a group buying price, knowing that 128 members in the network are willing to buy the shoes at a discounted rate, this would generate significant profits for the manufacturer at the cost of a small distribution fee per transaction.  At this time, the structure for the distribution fees has not been finalized.

Product Placement Fees

The Company will charge a product placement fee to businesses who directly advertise their products and services through the network.  At this time, the structure for the product placement fees has not been finalized.

Subscription Fees

Initially, the Company will allow members to create a household portal and utilize the DogoNet, DogoSearch and DogoPay services for free.  However, once the Company has achieved active critical mass by getting large numbers of individuals and households to become members of its network, the Company will begin to generate recurring revenue by charging its users monthly subscription fees for using any of its products including the basic household portal.  Critical mass will be achieved when eighty percent (80%) or more of the population within that defined community or geographical region are members of the network.  The Company will also charge a subscription fee to members who want upgrades to the basic portal; the upgrades will offer greater functionality, more storage space for data, and additional premium features.  At this time, the structure for the subscription fees has not been finalized.

Fees for Distribution of Local Information

As the Company begins building its network of connected household portals and goods and services are being bought and sold through the network, the software that powers the Company’s products will automatically and instantaneously collect information about the total volume in sales and the products and services moving through the network as well as the products and services that are searched for and requested by members within the local community.  The information that the Company collects about the buying and selling trends and needs within that geographic community will then be offered for a fee to local businesses who wish to sell their products and services in the local market.  Local businesses would benefit from this knowledge because they would know which products and services are in high or low demand within that geographic area and would be able to modify their product line, marketing strategy, and/or business operations accordingly.  At this time, the structure for the fees has not been finalized.

Potential Market and Market Penetration

The Company views the Internet as the mass medium for communication and social interaction and strives to give every household a presence on the Internet in the form of an online portal with the ability to exchange information and to operate a virtual marketplace.  The Company intends to provide a network that will give its members and those they are connected to, access to a wealth of information about local products and services and allow them to participate in a direct sales and distribution network.

The Internet has become a leader in information technology.  The latest analysis has estimated that:

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Over 6.8 billion people worldwide use the Internet. (Internet World Stats.  June 30, 2010. Retrieved May 27, 2011 from and publicly available at: www.internetworldstats.com/stats.htm)

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Over 77% of the population of North America uses the Internet.  (Internet World Stats.  June 30, 2010. Retrieved May 27, 2011 from and publicly available at: www.internetworldstats.com/stats.htm)

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Social network users surpassed the number of email users in July 2009: 820 million social network users compared to 800 million email users. (Morgan Stanley, 2010).  (“Social Media Industry Statistics.”  Socialware.  Retrieved May 27, 2011 from and publicly available at: http://www.socialware.com/resources/research/social-media-industry-statistics/)

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Social media mavens on average grew 18% in revenues over the last 12 months, compared to the least-engaged companies, which on average saw a 6% decline. (Altimeter/Wetpaint, 2009).  (“Social Media Industry Statistics.”  Socialware.  Retrieved May 27, 2011 from and publicly available at: http://www.socialware.com/resources/research/social-media-industry-statistics/)

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In 2010, 50+% of marketers will be using social media. (Center for Media Research, 2009).  (“Social Media Industry Statistics.”  Socialware.  Retrieved May 27, 2011 from and publicly available at: http://www.socialware.com/resources/research/social-media-industry-statistics/)

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81% of all marketers who use social media said it generates more exposure for their business. (Social Media Marketing Industry Report, 2009).  (“Social Media Industry Statistics.”  Socialware. Retrieved May 27, 2011 from and publicly available at: http://www.socialware.com/resources/research/social-media-industry-statistics/)

The Company will establish its core market in the United States and Canada, but it also acknowledges a great opportunity to capitalize on the fastest growing market places known as the BRICI countries: Brazil, Russia, India, China and Indonesia. These countries represent about 45% of the world’s population and about 15% of global gross domestic product (GDP) with over 610 million Internet users. These countries will have more than 1.2 billion Internet users by 2015 with a penetration year-to-year growth rate of 9% to 20%.  (Aguiar, et al.  September 1, 2010. “The Internet’s New Billion.” bcg.perspectives. Retrieved May 27, 2011 from and publicly available at: https://www.bcgperspectives.com/content/articles/internets_new_billion/) The Company sees endless potential in implementing its business model in various high-growth cities, counties, municipalities and countries.

Marketing Strategy

The Company understands that time is of the essence in this technological age and that the Company must quickly bring awareness of its technology to the public purview.  The Company will strive to build enough active critical mass to allow the Company to eventually charge a fee to individual households utilizing the sales and distribution network.  Critical mass will be achieved when eighty percent (80%) or more of the population within that defined community or geographical region are members of the network.

The immediate objective of the Company is to build critical mass by getting large numbers of individuals and households to become members of its network.  In order to achieve critical mass, the Company will promote its technology online, in print, and across various media.  The Company will lobby sales groups to run campaigns in local papers and to organize local events to market the household network.  The Company will advertise directly with social community organizations, telecommunication groups, local papers, and local business associations.  The Company will seek to acquire local online communities and businesses that currently have participating members in order to promote market share and mindshare.  It will begin a trial license program whereby it will pre-sell limited liability licenses for specific regions or cities to investors and in turn those funds will be used to implement its marketing strategy.  We intend to engage the services of consultants to assist the Company in executing its marketing strategy.

The Company plans to pilot its sales and distribution network business in both a small city and a metropolitan city: Red Deer (Alberta) and Vancouver (British Columbia), respectively.  Once the Company has established its business in these cities and generated some revenue, the Company will expand its operations across the United States, Canada and likely in one of the BRICI countries – China.  Expansion of our business is a matter of replicating our business model in new cities or markets that the Company identifies.   If our digital household networks show growth over time and we are able to sustain a flow of products through our networks, the Company believes it will be able to generate revenues in various high-growth cities, counties, municipalities and countries.

Technical Infrastructure and Support Team

The Company will have three key operating divisions: Sales, Marketing & Support, and Technical.  The Sales division will be focused on engaging local businesses to use our network for the fees described above and to sell our limited liability licenses.  The Marketing & Support division will be focused on recruiting new households and providing support to them; the target of this division will be to expand the reach of the household network deeper into each local community.  The Technical division will be focused on ensuring that the technology infrastructure is adaptable and efficient to support the rapid growth and usage of the network.  The overall goal is to create a sales and distribution network that is ready to be licensed and is capable of withstanding substantial growth in any community, city, municipality, or country.

The infrastructure needed to operate and support our products is implemented using the latest cloud technology; thus, the technical capabilities to support growth are very cost-effective and highly scalable. The Company will keep a small technical core team of consultants of approximately three people to design, maintain and support any technical issue. The Company will also retain software engineers, who will be out-sourced, to develop and enhance the software and server technology.  The Company’s technical strategy is to keep the core team of technical consultants small, and to grow the Company’s technical competitive edge by acquiring and integrating related and innovative technology.  As of the date of this Report, we have engaged the services of various consultants who are currently working on the development and technical aspects of our products.

Distribution of Our Products

The Company has made implementation of our digital household network in a new market or local region very simple because the network is engineered to be activated online in only a few simple steps.  The initial work that will need to be put into a new market will be primarily in designing a customized look and feel for each new market and in organizing the marketing and partnership campaigns to advertise our products and gain local exposure.

Sustained Growth

The Company has created a system to progressively monitor its cost and revenue flow to ensure expenses and relative margins are maintained and to ensure that revenue, operations and growth are sustainable.  The Company will undertake quarterly financial assessments of each market and region in which it has a presence to ensure that each market or region maintains certain levels of financial health.  Most importantly, the Company will adopt a preemptive approach to mitigate technical, financial and management risks and failures.

Measuring Economic Value of our Products

The Company has established a dual-layer quantitative and qualitative method to measure the level of economic activity generated by the household portal and the digital household network.  These measurements will be used to determine how much the system contributes to the economics of that community.  This method helps assign economic value to the geographical region and markets in which a network operates.  The qualitative portion examines the actual products and services moving through the households and networks.  The quantitative portion examines how much or how many of those goods and services are moved through the households and networks.  The information collected from these measurements will provide feedback to the Company regarding the economic activity level of each individual household and the network on the whole and will allow the Company to address problems within its system and identify areas of growth or decline within the local market.

The first layer of economic activities is centered on each individual household. Each household is the building block for the local community, and the collections of local communities create the economic foundation to sustain a city, county or municipality. The next layer of economic activities is centered on the inter-network. This is the activity between the networks across different regions by association of a common household.

The first layer provides an intra-network (local) model of economic measures within the community and the next layer provides an inter-network (global) model of economic measures. Some of the measurements are factored by the velocity of products moved, i.e., how fast products are sold through the network, the volume in sales generated per time period, the depth of each household network in each digital household network, the number of total households within the network and the total number of cross geographical regional household networks that are associated.  The Company will continue to improve its methods of measuring the economic value of each household portal and digital household network.

Competition

The market for our products and technologies is highly competitive. Our competitors include major software and technology development companies, mobile software providers, advertising and marketing companies, private social networking websites and many more.  We believe that we will be able to compete in the industry based on the following factors:  instantaneous connectivity within a social network, access to a virtual storefront where members can directly buy and sell products, the multi-functionality of our products, the reliability of our software, the availability of technical and customer support and the accessibility and interoperability of our technology platform.

The Company offers an attractive alternative to today’s system of online advertising and marketing for local businesses and markets.  Existing online advertising and marketing is often conducted through email and local community or business portals.  What the Company offers is a more personalized approach where we will advertise and market the products and services of local businesses through individual members’ household portals.  In turn, the household portals give individuals the option of recommending products and services to their family, friends and associated family networks. We believe that individuals will only recommend goods and services that they believe to be of good value to family members, friends and others. We further believe that those people will rely on product recommendations made by people that they know and trust.

Existing technology lacks the multi-task options, information, accessibility, and connectivity to a network of potential buyers and sellers.  The multi-task options that the Company’s products offer are the ability to create a virtual storefront by which you can quickly and easily market a product, search for a product, track the location and availability of a product, share information about a product, publish or refer a product and complete a purchase or sale of a product.

The Company intends to meet the challenges of a global market by revitalizing the traditional marketing sector, providing incentives for businesses to advertise or distribute their products and services through our network, and by promoting, attracting, and delivering the right technology, information, products and services to individuals within a local community.   The incentives we intend to offer businesses to advertise or distribute their products and services through our network may include a free trial period of our products for three months, performance-driven pricing, meaning that businesses will pay our fees only if they generate a certain of amount of revenues, and free tools to help businesses create an online presence.

We intend to initially compete in the North American region and to eventually expand our business to one of the BRICI countries, particularly China.  The Company believes that it will establish a reputation for having developed the next evolution in private social networking by connecting households to each other, and providing them with a personalized network for sharing information about products and services and a virtual marketplace for accessing those products and services.

We expect competition in our industry to be largely driven by the growing consumer demand for instant access to a variety of information through personal computers and mobile devices and the growing demand of businesses to develop an online e-commerce presence.  Some of the advantages that our competitors and potential competitors have over us, either globally or in particular geographic markets, include having significantly greater technical, human and other resources, larger revenues and financial resources, stronger brand and consumer recognition, pre-existing relationships with clients, lower labor and development costs, and broader distribution.

The Company will continue to invest into new research and development efforts to enhance technology that will strengthen its technical competency as well as continue to channel resources to create advanced capabilities that will surpass any of its would-be competitors.

Potential Customers

Potential customers for our products include individuals and families who are interested in becoming part of a social network where they can securely buy and sell products and services online and share and receive information about products and services with people that they know, all with the potential for earning opportunities.  Other potential customers include manufacturers, suppliers, distributors, service providers and other businesses seeking to penetrate a local community with its products and services and gain knowledge of consumer trends within that community.  The products and services offered by these businesses will likely represent the industries within that particular community, such as clothing manufacturing, food distribution, agriculture, and more.

The Company will gear its marketing strategy towards these potential customers, beginning with the geographic region of Red Deer County in Alberta and Vancouver in British Columbia.  Expansion of the Company’s business is a matter of replicating our business model in new cities and geographical areas that we identify and define.  Once the Company has established a presence in Red Deer and Vancouver and achieved substantial revenue, the Company will expand its operations across the United States, Canada and likely in one of the BRICI countries.  By “substantial revenue” we mean having a positive cash flow for at least three months, however, market condition and market opportunity may dictate management’s decision to expand operations.

Intellectual Property

On February 8, 2010, the Company entered into a Patent Transfer and Sale Agreement (the “Patent Agreement”) whereby we acquired all of the right, title and interest in the patent known as the “Incandescent light bulb life extending apparatus”, U.S. patent number 7,081,714, for consideration of $11,140 including attorney's fees.  Under the terms of the Patent Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed. The patent was issued on July 25, 2006 and will expire on May 4, 2024.

Due to the Company’s change in business direction, the Company is no longer working to develop or manufacture the incandescent light bulb life extending apparatus or license the manufacturing and related marketing and selling rights to a third party.

The Company intends to apply for trademark protection of its DogoNet, DogoPay and DogoSearch products within the next month.  Additionally, the Company has recently engaged in discussions with a patent attorney who has advised that our products are patentable.  Once our products are fully developed, we will apply for a patent for each of our three products.

Security

We will provide our members with continuing technical and security support, updates about any potential or actual security threats, and online automated security tools to repair any security breaches through the household portals.  Additionally, we will rely on encryption and authentication technology to protect confidential information, such as credit card information, that is electronically transmitted through the household portals and digital household networks.  We will also engage experts to provide technical support to our security system and to our customers.

Furthermore, our products and networks will be supported by our cloud-based security technology, which we believe is one of the most advanced and robust technologies in the internet security industry because it protects confidential information through data encryption and allows management to virtually control information that is being disseminated through the household portals and networks.  Further, our cloud-based security technology will enable us to continuously update and enhance our capabilities to detect Internet security threats on a real-time basis. By utilizing this cloud architecture, we will be able to quickly discover, identify and respond to security risks remotely from any location, which traditional anti-virus software is unable to offer.  The cloud-based security technology is currently under development and is expected to be completed before our DogoNet, DogoPay and DogoSearch products are fully developed and available on the market.  The Company presently does not have any ownership rights in the cloud-based security technology.

Consumer Privacy

Our privacy principles represent our continuing commitment to consumer privacy. Our privacy principles provide for consumer notice, choice, data security and consumer feedback. Our privacy principles include:

•

Notice. Members will be provided with meaningful notice about the information collected and used for internet related advertising through our “terms of use” contained in the User Agreement that the member must acknowledge and consent to before he or she is allowed to create a household portal.  Members of our household portals will be provided notice to our privacy policies via links from their portals and notice of the individual information collected for advertising purposes, the technologies employed to collect such information, and how such information is used.

The only information that will be disclosed or sold to businesses investing in the network or licensees of our technology will be the volume in sales and the products and services that are bought and sold through the network.  Members will not be provided with information about products and services bought and sold by other members within the network.

•

Choice. Members will be provided with a choice on how certain information is used. Members will have access to a control panel that will allow them to make choices on the type of data that is stored on our servers or made available to the public or other members using our products.

•

Security. We strive to provide reasonable security for consumer data. Our security methods are based on the sensitivity of the data, the nature of the services provided, the types of risks related to such data and the reasonable protections available to us for practical implementation. We require our business service providers, such as credit card processors, to maintain appropriate information security procedures based upon the sensitivity of the data and industry practices.

•

Responsiveness. Members will be able to easily contact us to express concerns and complaints regarding privacy matters, and our support team will be equipped to handle such concerns and complaints. Our household portal websites will have a link directly to our telephone and e-mail contact information as well as a form for providing complaints to us for processing.

Government Approval and Regulation

Our digitally connected network, websites and other online content are subject to government regulation of the Internet in many areas, including user privacy, telecommunications, data protection, and commerce. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, advertising, etc. apply to the Internet.  Nonetheless, laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted covering issues such as user privacy, content, quality of products and services and much more.  Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, which may impose additional burdens on companies conducting business online.  Compliance with these regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity.

Currently, we do not need government approval in connection with our products or services.

Employees

As of the date of this Report, we have three full-time employees, Messrs. Londe, Arnold and Williams.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

ITEM 1A.

RISK FACTORS

RISKS RELATING TO OUR COMPANY AND BUSINESS

Our products are currently in the development stage and we have no product sales to date; we cannot give assurance that there will be any sales from our products in the future.

Our products are in the development stage and have not generated any revenues to date. There is no guarantee that we will ever be able to market and distribute our products or licenses. There can be no assurance that our marketing and sales efforts will be successful, that we will be able to sell our products at acceptable costs and with acceptable technological capabilities, or that our products will be successfully marketed in the future. We currently do not expect to receive significant revenues from our products over the next several months.

We have no track record that would provide a basis for assessing our ability to carry on successful business activities. We may not be successful in implementing our business objectives.

The revenue potential of our proposed business and operations is unproven and the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.  We have no track record of successful business activities, strategic decision-making by management, revenue production, or other factors that would allow an investor to assess the likelihood that we will be successful in marketing and distributing our products.  There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not have sufficient funding, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the year ended December 31, 2010 were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on January 5, 2010, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such activities may not be available or may not be available on reasonable terms. We believe that if we do not have sufficient funding, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

The market for our technologies is highly competitive and although we believe our technologies offer unique features that are in high demand, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain our current or future product line.  Our current and potential competitors may have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. Our competitors may also be able to adopt more aggressive pricing policies and devote greater resources to the development, marketing and sale of their products and services than we can. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

Problems with the quality and technical aspects of our products could result in decreases in revenue, unexpected expenses and loss of market share.

We plan to market and distribute our household portal and digital household network products, which are sophisticated technologies requiring regular upgrades and improvements to keep us in line with competitors, advancing technology, and public demands.  Due to the complexity of our products, they may contain undetected errors or defects which could cause us to incur significant re-engineering costs, divert management’s attention away from the marketing and distribution of our products and significantly affect our customer relations and business reputation.  Any one of these results could cause a decrease in the Company’s revenues.

The products we intend to distribute may not gain market acceptance, which would prevent us from achieving sales and market share.

The development of a successful market for our technologies may be adversely affected by a number of factors, some of which are beyond our control, including:

•

our failure to offer products that compete favorably against other similar products on the basis of cost, quality and performance;

•

our failure to market and distribute our products effectively;

•

our failure to create profitable business opportunities for our customers or provide cost-effective alternatives to existing ways of marketing;

•

our failure to meet the public’s demand for instant access to an unlimited amount of information, products and services; and

•

our failure to develop and maintain successful relationships with customers, investors and strategic business partners.

If the products we intend to distribute fail to gain market acceptance, we will be unable to achieve sales and market share.

Technological changes in the software industry could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

The industry in which we compete is characterized by rapidly evolving technologies, frequent new product introductions, significant competition and dynamic customer requirements. Our failure to upgrade or enhance our current product line or to develop new products and services in light of technological advances in the industry could cause us to become uncompetitive and our products to become obsolete.  We believe that a variety of competing technologies may currently be under development by companies similar to us that could result in higher product performance and quality than those products selected by us.  We may need to invest significant financial resources to keep pace with technological advances in the industry, however, we may be unable to secure such financing.  If our products were to become uncompetitive and obsolete, we would be unable to achieve market share and sales.

Security vulnerabilities in our products and services could lead to reduced revenues or to liability claims.

Maintaining the security of computers and computer networks is a critical issue for us and our customers. Hackers develop and deploy viruses, worms, and other malicious software programs that attack our products and gain access to our networks and data centers. Although this is an industry-wide problem that affects computers across all platforms, it affects our products in particular because hackers tend to focus their efforts on the most popular operating systems and programs and we expect them to continue to do so. We will devote significant resources to address security vulnerabilities through:

•

engineering more secure products and services;

•

enhancing security and reliability features in our products and services;

•

helping our customers make the best use of our products and services to protect against computer viruses and other attacks;

•

improving the deployment of software updates to address security vulnerabilities;

•

investing in mitigation technologies that help to secure customers from attacks even when such software updates are not deployed; and

•

providing customers with online automated security tools, published security guidance, and security software such as firewalls and anti-virus software.

The cost of these steps could reduce our operating margins. Despite these efforts, actual or perceived security vulnerabilities in our products could lead some customers to lose confidence in the Company and our products.

Privacy concerns could increase our costs, damage our reputation, deter current and potential users from using our products and services and negatively affect our operating results.

From time to time, concerns may arise about whether our products and services compromise the privacy of users and others.  Concerns about our practices with regard to the collection, use, disclosure or security of personal information or other privacy-related matters, even if unfounded, could damage our reputation and deter current and potential users from using our products and services, which could negatively affect our operating results. While we strive to comply with all applicable data protection laws and regulations, any failure or perceived failure to comply may result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.  Increased scrutiny by regulatory agencies, such as the Federal Trade Commission and state agencies, of the use of customer information, could also result in additional expenses if we are obligated to reengineer systems to comply with new regulations or to defend investigations of our privacy practices.

In addition, as our products and services are web-based, the amount of data we store for our users on our servers (including personal information) will increase as our operations increase. Any systems failure or compromise of our security that results in the release of our users’ data could seriously harm our reputation and brand and, therefore, our business. A security or privacy breach may:

•

Cause our customers to lose confidence in our services;

•

Deter consumers from using our services;

•

Harm our reputation;

•

Require that we expend significant additional resources related to our information security systems and result in a disruption of our operations;

•

Expose us to liability;

•

Subject us to unfavorable regulatory restrictions and requirements imposed by the Federal Trade Commission or similar authority;

•

Cause us to incur expenses related to remediation costs; and

•

Decrease market acceptance of the use of e-commerce transactions.

The risk that these types of events could adversely affect our business is likely to increase as we expand the number of products and services we offer as well as increase the number of countries where we operate, as more opportunities for such breaches of privacy will exist.

Our commercial success depends significantly on our ability to develop and commercialize our potential products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our technologies.  If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

The loss of our director and officers could have a significant impact on our ability to develop our product line and implement our business plan.

The Company is entirely dependent on the skills and efforts of our director and officers.  The loss of such persons, or of other key personnel in the future, could have a material adverse effect on the business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure of our director and officers from service and the Company plans to continue these efforts in the future.  However, in the event of their departure from the Company, there is no guarantee that any replacement would help the Company to continue its business.

Our success depends on continuing to hire and retain qualified personnel, including our director and officers and our technical personnel.  If we are not successful in attracting and retaining these personnel, our business will suffer.

Our success depends substantially on the performance of our management team and key personnel.   Currently, we have three full-time employees, Fernando Londe, Terry Arnold and Kenneth Williams.  All other personnel retained by the Company are hired as consultants on an as-needed basis.  Due to the specialized technical nature of our business, we are particularly dependent on our technical personnel. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession.  Competition for qualified personnel in our business areas is intense, and we may not be able to continue to attract and retain key personnel. In addition, if we lose the services of any of our management team or key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted and we may incur increased operating expenses.

We may not be successful in our partnerships and joint ventures with other companies and businesses, which may negatively affect our results of operations and financial condition.

We are currently pursuing partnerships and joint ventures with other technology companies in order to acquire additional technologies, further develop our product line, increase our geographic presence, gain greater name recognition, and stay competitive.  We are constantly exploring potential relationships with companies that can offer the right technology that will advance our products and increase our market share while at the same time allowing us to maintain flexibility in executing our business plan without impediment.  However, we may not form these relationships in a timely manner, on a cost-effective basis, or at all, and we may not realize the expected benefits of any partnership or joint venture.  Even if we are successful in forming these relationships, they may require us to incur significant fees, increase our short- and long-term expenditures, pose significant integration challenges, require additional expertise or disrupt our current management or business, which could harm our operations and financial results.

Changes in regulatory requirements could create additional expenses that could decrease our profitability.

We cannot predict the nature, scope or effect of future government regulations to which our operations might be subject to or the manner in which existing or future laws will be administered or interpreted.  We may be subject to government regulation in many areas, including e-commerce, privacy, telecommunications, data protection, and online content, to name a few.  Failure to comply with current or future regulations could result in the imposition of substantial fines, suspension of our business or other actions which could materially and adversely affect our business, financial condition and results of operations.  Currently, the cost of complying with existing laws does not have a material effect on our business or financial position.

If we are unable to manage our growth effectively, our business, financial condition and results of operations may be adversely affected.

Expansion of our business across North America and ultimately overseas is a key element of our marketing strategy. The Company intends to increase our customer base, expand our product offerings and pursue market opportunities.  The expansion of our operations and employee base is expected to place a significant strain on our management, operational and financial resources. There can be no assurance that our current management or sales, marketing & support or technical personnel will be able to support our future operations or to identify, manage and exploit potential market and technological opportunities. If we are unable to manage growth effectively, such inability could have a material adverse effect on our business, financial condition and results of operations.

The elimination of monetary liability against the Company’s directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Certificate of Incorporation contains a specific provision that eliminates the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Delaware law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

We may be exposed to risks relating to management’s conclusion that our disclosure controls and procedures and internal controls over financial reporting are ineffective.

Based on the evaluation done by our management, our disclosure controls were deemed ineffective as of December 31, 2010, in that we could not assure that information required to be disclosed in our SEC reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is communicated to our management, so as to allow timely decisions regarding required disclosures.  We are seeking to engage experienced financial professionals to address issues of timeliness and completeness in financial reporting in our SEC filings. No assurances can be given that we will be able to adequately remediate existing deficiencies in our disclosures and financial reporting.  Such deficiencies may have caused our historical financial results to be incorrect, which, if material, could require a restatement.  As a result, we may be required to expend additional resources to identify, assess and correct any additional weaknesses in our disclosure or internal controls and to otherwise comply with the internal controls rules under Section 404 of the Sarbanes-Oxley Act, when applicable.

We do not have an independent audit committee and our Board of Directors may be unable to fulfill the functions of such a committee which may compromise the management of our business.

Currently, we do not have an independent audit committee.  Our Board of Directors functions as our audit committee and is comprised of one director who is not considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Securities Exchange Act of 1934.  An independent audit committee plays a crucial role in the corporate governance process, assessment of the Company's processes relating to its risks and control environment, oversight of financial reporting, and evaluation of internal and independent audit processes. The lack of an independent audit committee may prevent the Board of Directors from being independent in its judgments and decisions and its ability to pursue the committee's responsibilities, which could compromise the management of our business.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

technological innovations or new products and services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

ITEM 2.

FINANCIAL INFORMATION

Balance Sheet

As at December 31, 2010, the Company had no assets and had total liabilities of $53,198 comprised of $50,662 of accounts payable and accrued liabilities from outstanding operating costs, and $2,536 of loan payable to an unrelated party, which is unsecured, due interest at 10% per annum, and due on demand.

During the year ended December 31, 2010, the Company issued 55,000,000 common shares for proceeds of $75,300, less share issuance costs of $20,000. On March 22, 2011, the Company issued 30,000,000 common shares to the Chief Executive Officer and Director of the Company in conjunction with an employment agreement.

Operating Revenues

During the year ended December 31, 2010, the Company did not recognize any operating revenue.

Operating Expenses

Product	Expected Expenses	Date Due
DogoNet	$750,000 ($250,000 of the Company’s common stock and $500,000 cash)

The Common Stock and Cash shall be paid on the earlier of the following dates:

(i)  the 45th day following the closing of the asset purchase agreement;

(ii)  the date the Company completes a stock financing of no less than two million five hundred thousand dollars ($2,500,000), with the date of completion deemed to be the date that the funds from the stock financing are released to the Company without restrictions; or

(iii) the date that either the Company or Impact receives a non-refundable and fully released license fee of no less than five hundred thousand dollars ($500,000) pursuant to a license agreement to license DogoNet, whether in whole or in part or alone or together with other intellectual property.

DogoPay	$375,000 ($125,000 of the Company’s common stock and $250,000 cash)	The Common Stock shall be issued on December 31, 2011 The Cash shall be paid on December 31, 2011
DogoSearch	$750,000 ($250,000 of the Company’s common stock and $500,000 cash)

The Common Stock shall be issued on November 30, 2011

The Cash shall be paid as follows:

(i)  Fifty thousand dollars ($50,000) on September 30, 2011;

(ii) Two hundred thousand dollars ($200,000) on October 31, 2011; and

(iii) Two hundred fifty thousand dollars ($250,000) on November 30, 2011.

During the year ended December 31, 2010, the Company had operating expenses and a net loss of $108,498 comprised of professional fees of $59,500 relating to audit, accounting, and legal fees associated with the Company’s S-1 registration process and change in control procedures, $26,036 in consulting fees relating to due diligence costs associated with the change in control and management consulting fees incurred since the Company’s inception, $10,463 in transfer agent fees with respect to the recording and issuance of common shares and edgarization of SEC documents during the year, $11,140 in research and development expenses, $1,830 in general and administrative fees, and a foreign exchange gain of $471.

In regards to the DogoNet product, as of the date of this Report, the Company has issued one million (1,000,000) shares of the Company’s common stock to Swebby, per the terms of the Asset Purchase Agreement with Swebby dated June 27, 2011. Further, the Company and Swebby have mutually consented and verbally agreed to postpone the due date of the $500,000 cash payment to Swebby to a future date yet to be determined.

Liquidity and Capital Resources

As at December 31, 2010, the Company had a cash balance of $nil and a working capital deficit of $53,198.

Our capital needs over the next year, and each subsequent year, will be approximately $2,000,000.  Our anticipated expenses per year include:  a) $600,000 for product development costs in developing, customizing and improving our technology and software; b) $600,000 for consultants to assist with product development, technical support and direct marketing and sales; c) $400,000 for legal, accounting and administrative fees; and d) $400,000 for advertising, other marketing, promotions, travel and entertainment and other miscellaneous expenses.

We expect to incur these expenses over the next year as follows:

Expected Expenses	Time Period
$300,000	June 1, 2011 – August 31, 2011
$700,000	September 1, 2011 – November 30, 2011
$500,000	December 1, 2011 – February 29, 2012
$500,000	March 1, 2012 – May 31, 2012

Cashflow from Operating Activities

During the year ended December 31, 2010, the Company used $57,836 of cash for operating activities related to the inception and start-up costs relating to the Company’s S-1 registration process and general operations.

Cashflow from Investing Activity

During the year ended December 31, 2010, the Company did not have any investing activities.

Cashflow from Financing Activities

During the year ended December 31, 2010, the Company received $57,836 from financing activities including $75,300 from the issuance of common shares and $2,536 from the issuance of an unsecured, 10% interest per annum, and due on demand note payable. The proceeds were offset by the payment of $20,000 in share issuance costs.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements which are incorporated herein by this reference to the Company’s most recent Annual Report for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 29, 2011. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Our continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations.  The Company anticipates that it will be able to place its products on the market and begin producing a positive cash flow within three months, now that it has acquired the base technologies for its products.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Recently Issued Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosure about Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.

PROPERTIES

Our corporate office is located at 2011 Courtside Lane, Suite 101, Charlotte, NC 28270. This location is the home of our Chief Executive Officer and Director and we have been allowed to operate out of such location at no cost to the Company. Our telephone number at that facility is (704) 246-8073. It is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional facilities. We do not presently own any real property.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 24 , 2011 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (%)(2)
Fernando Londe (3) 2011 Courtside Lane, Suite 101 Charlotte, NC 28270	Common	60,000,000	68.57%
Terry Arnold (4) 2011 Courtside Lane, Suite 101 Charlotte, NC 28270	Common	0	0.00%
Kenneth Williams (5) 2011 Courtside Lane, Suite 101 Charlotte, NC 28270	Common	0	0.00%
All Officers and Directors as a Group (3 persons)		60,000,000	68.57%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 87,500,000 issued and outstanding shares of common stock as of August 24, 2011.

(3)

Fernando Londe is the CFO, CEO, Secretary, Treasury and a Director of the Company.  His beneficial ownership includes 60,000,000 shares of the Company’s common stock.

(4)

Terry Arnold is President of the Company.  His beneficial ownership includes 0 shares of the Company’s common stock.

(5)

Kenneth Williams is the Company’s Chief Technology Officer.  His beneficial ownership includes 0 shares of the Company’s common stock.

Changes in Control

On November 3, 2010, Fernando Londe acquired the majority of the issued and outstanding shares of the Company’s common stock from Mordechai Gafni and Edith Shenker (collectively, the “Sellers”), per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Sellers and Fernando Londe. Pursuant to the terms of the Stock Purchase Agreement, Fernando Londe acquired three million (3,000,000) shares (the "Shares") of the Company’s common stock which represents approximately 54.55% (pre-forward split). The purchase price for the Shares was one hundred ninety-five thousand dollars ($195,000).

Other than the foregoing, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Position with the Company	Since
Fernando Londe	45	CEO, CFO, Treasurer, Secretary, and Director	November 3, 2010
Terry Arnold	51	President	July 25, 2011
Kenneth J. Williams	40	Chief Technology Officer	June 15, 2011

The board of directors has no nominating, audit or compensation committee at this time.

Term of Office

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors. Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.

Background and Business Experience

The business experience during the past five years of the persons presently listed above as an Officer or Director of the Company is as follows:

Fernando Londe - Mr. Londe is an accomplished senior information technology director with over 18 years of demonstrated career success developing and executing operational strategies to promote organizational growth and optimal utilization of emerging technologies. From 2009 to 2010, Mr. Londe served as a business consultant for various companies including Perauto and ZeroNet Informatica, both located in Italy, where he assisted companies with their information technology needs to ensure the success of any project, including identifying the best possible solutions for companies in managing and integrating information, helping them reduce costly inefficiencies, assisting them with risk and asset management and providing them with connectivity solutions.   Previously, from 2003 to 2009, Mr. Londe served as Chief Technology Officer of the Network & Carrior Division for FREE S.R.L., based in Italy, where he spearheaded development of a commercial VoIP network and helped obtain a license as a Telco Carrier with the Italian Authority. From 1999 to 2003, Mr. Londe was Chief Technology Officer for Com. Tel S.P.A. in Italy where he served as project manager of SS7/C7 Interconnection with major Telecom carriers in Italy and also assisted in obtaining a license as a Telco Carrier with the Italian Authority. Mr. Londe brings to the Company his experience as an executive leader in communications, business development, business reengineering, project management, team developing and management consulting. In light of Mr. Londe's extensive experience in information technology and licensing described above, the Company’s Board of Directors concluded that it was in the Company's best interest for him to serve as an officer and director.

Terry Arnold - Mr. Arnold brings to the Company over 30 years of experience as a business consultant, manager and executive in broadcasting and communications, having served in a variety of national and multinational positions.  Since March 2010, Mr. Arnold has held the position of Vice President General Manager for Impact Television Network, where he is responsible for managing daily operations and a staff of thirty broadcasting professionals, creating budgets and overseeing financial reporting, directing current broadcast operations, transmission, production and post production contracts and vendors, and working to produce News and Special Interest programming for domestic and international markets.  From August 2009 to April 2011, Mr. Arnold served as Vice Chairman for the Detroit Cable Commission, where he was in charge of overseeing the rules and regulations of the City of Detroit cable franchise agreement.  From May 2008 to September 2008, Mr. Arnold worked as a Business Consultant for WGPR Radio, delivering needed-assessment and development training for senior staff and coordinating Programming Operations for increased market share and revenue.  Mr. Arnold also served as a Business Consultant for ENA North America from 2005 – 2008, where he acted as the U.S. liason for a Korean manufacturing source.  While working for ENA North America, Mr. Arnold managed the $20M production ramp-up for Chryslers JS/RT Program, designed and managed warehouse build out, and created Control Process, Quality Systems for international logistics and U.S. distribution for Chrysler Production and TRW sub-assembly locations.  In light of Mr. Arnold’s prior executive and management positions and extensive experience in the communications industry, the Board of Directors believed it was in the Company’s best interests to appoint Mr. Arnold as the President.

Kenneth J. Williams - Mr. Williams is the Company’s Chief Technology Officer who is responsible for the Company's overall technology strategy and execution.  He brings to the Company more than 10 years of experience in software development, systems architecture and technology operations.  Prior to working for the Company, Mr. Williams served as a Network (LAN) Security Specialist and Network & Security Manager for the University of Michigan, Molecular & Behavioral Neuroscience Institute since 2004.  While serving in this position, he was responsible for architecture, technology security strategy and software development.  Prior to working for the University of Michigan, Mr. Williams served as a Network Engineer for Teksystems, Inc. from 2003 to 2004, where he was responsible for network troubleshooting, security authentication and performing network security functions using checkpoints/PIX firewalls and configuring Microsoft/Solaris Servers.  The Board of Directors believed that Mr. Williams’ in-depth knowledge and experience in technology operations and software development would be a tremendous asset to the Company.

Identification of Significant Employees

As of the date of this Report, we have three full-time employees, Messrs. Londe, Arnold and Williams.

On March 22, 2011, the Company entered into an Employment Agreement with Fernando Londe (the “Employment Agreement”).  Pursuant to the terms and conditions of the Employment Agreement, Mr. Londe shall serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director for a term of five (5) years, unless earlier terminated per the Employment Agreement. In exchange, Mr. Londe shall receive a monthly salary of $2,000 and a one-time bonus of thirty million (30,000,000) shares of the Company’s common stock.  Due to the Company’s lack of revenues, Mr. Londe is currently not being paid his monthly salary.  However, once the Company begins to earn revenues, Mr. Londe will be reimbursed for the salary that he accrued prior to such date.

As of the date of this Report, the Company has not entered into an employment agreement with Mr. Arnold or with Mr. Williams.

Family Relationship

We currently do not have any officers or directors of our company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities.  The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers during the twelve month periods ended December 31, 2010 and 2009:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Fernando Londe (1)
CEO, CFO, Secretary, Treasurer,	2010	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil
Director and Former President	2009	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil
Mordechai Gafni (2)
Former President, CEO	2010	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil
and Director	2009	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil
Edith Janet Shenker (3)
Former CFO, Treasurer	2010	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil
and Secretary	2009	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil

(1)

On November 3, 2010, the Company’s Board of Directors nominated Fernando Londe as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.  On November 3, 2010, Mr. Londe accepted the appointment.  On March 22, 2011, the Company entered into an Employment Agreement with Mr. Londe.  Effective July 25, 2011, Mr. Londe resigned as President of the Company.

(2)

On November 3, 2010, Mordechai Gafni resigned as the Company's Chief Executive Officer, President and Director.  The resignation did not involve any disagreement with the Company.

(3)

On November 3, 2010, Edith Shenker resigned as the Company’s Chief Financial Officer, Treasurer and Secretary. The resignation did not involve any disagreement with the Company.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the outstanding equity awards to our executive officers as of December 31, 2010.

OPTION AWARDS
Name	Number of Common Shares Underlying Unexercised Options (#) Exercisable	Number of Common Shares Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	nil	nil	nil	$ nil
Total	nil	nil	nil	$ nil

No officer or director of the Company received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2010.

Pension, Retirement or Similar Benefit Plans

As of December 31, 2010 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or change in control of us. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation of Directors

Our directors receive no extra compensation for their service on our board of directors.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Fernando Londe is not an independent director because he is also an executive officer of the Company.

Related Party Transactions

On January 6, 2010, the Company issued 30,000,000 split-adjusted shares of its common stock to directors and officers for $300.

As of December 31, 2010, the Company owed $nil to directors, officers, and principal stockholders of the Company for working capital loans.

On March 22, 2011, the Company issued 30,000,000 shares of its common stock to Fernando Londe as a one-time bonus.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manor:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since September 16, 2010 trading under the symbol “ECFP.OB.”  On February 1, 2011 our symbol was changed to “DOGO.OB” to reflect our Company’s name change. Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTCBB since we began trading September 16, 2010 based on our fiscal year end December 31. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2011 – High	0.25	0.31	0.82	---
2011 – Low	0.25	0.10	0.07	---
2010 – High	---	---	---	---
2010 – Low	---	---	---	---

Record Holders

As of December 31, 2010, an aggregate of 55,000,000 shares of our common stock were issued and outstanding and were owned by approximately 10 holders of record, based on information provided by our transfer agent.

Recent Sales of Unregistered Securities

None.

Re-Purchase of Equity Securities

None.

Dividends

On December 1, 2010, the Company effectuated a forward split of its issued and outstanding common shares, whereby every one old share of common stock was exchanged for ten new shares of the Company's common stock. As a result, the issued and outstanding shares of common stock increased from 5,500,000 prior to the forward split to 55,000,000 following the forward split. FINRA confirmed approval of the forward split, payable as a dividend to shareholders as of November 18, 2010. The forward split shares are payable upon surrender of certificates to the Company's transfer agent.

Securities Authorized for Issuance under Equity Compensation Plans

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

None, other than those previously reported in our registration statement on Form S-1/A filed with the SEC on June 22, 2010 and our current report on Form 8-K filed with the SEC on March 24, 2011.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $0.0001 per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

We refer you to our Certificate of Incorporation, Bylaws and the applicable provisions of the Delaware General Corporation Law for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Annual Report for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 29, 2011.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 16, 2010, M&K CPAS, PLLC (“MKC”) was engaged as the registered independent public accountant for the Company and the Weinberg & Baer LLC (“WAB”) was dismissed as the registered independent public accountant for the Company. The decisions to appoint MKC and dismiss WAB were approved by the Board of Directors of the Company on November 16, 2010.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the period ended March 31, 2010, WAB's reports on the financial statements of the Company for the period ended March 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the two most recent fiscal years and any subsequent interim period through WAB's termination on November 16, 2010, WAB disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit and review of the financial statements of the Company through November 16, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with WAB's opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the period ended March 31, 2010 and interim unaudited financial statements through November 16, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to November 16, 2010, the Company did not consult with MKC regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to WAB prior to the date of filing of our Current Report on Form 8-K on November 17, 2010, and requested that WAB furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.  A copy of the letter furnished in response to that request is filed with the SEC on November 17, 2010 as part of our Current Report on Form 8-K and is incorporated herein by reference.

END OF FORM 10 DISCLOSURE

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(b)

Exhibits.

Exhibit Number	Description	Filed
3.01	Articles of Incorporation	Filed with the SEC on May 4, 2010 as part of our Registration Statement on Form S-1.
3.01(a)	Amended and Restated Certificate of Incorporation	Filed with the SEC on December 23, 2010 as part of our Current Report on Form 8-K.
3.02	Bylaws	Filed with the SEC on May 4, 2010 as part of our Registration Statement on Form S-1.
4.01	2011 Equity Incentive Plan	Filed with the SEC on July 22, 2011 as part of our Registration Statement on Form S-8.
4.02	Sample Stock Option Agreement	Filed with the SEC on July 22, 2011 as part of our Registration Statement on Form S-8.
4.03	Sample Stock Award Agreement for Stock Units	Filed with the SEC on July 22, 2011 as part of our Registration Statement on Form S-8.
4.04	Sample Stock Award Agreement for Restricted Stock	Filed with the SEC on July 22, 2011 as part of our Registration Statement on Form S-8.
10.01	Patent Sales Agreement between the Company and David Galosky dated February 8, 2010	Filed with the SEC on May 4, 2010 as part of our Registration Statement on Form S-1.
10.02	Employment Agreement between the Company and Fernando Londe dated March 22, 2011.	Filed with the SEC on March 23, 2011 as part of our Current Report on Form 8-K.
10.03	Asset Purchase Agreement between the Company, Impact Technologies Inc., and Swebby Inc., dated June 27, 2011.	Filed with the SEC on July 7, 2011 as part of our Amended Current Report on Form 8-K/A.
10.04	Asset Purchase Agreement between the Company, Impact Technologies Inc. and Blackswan Inventions Inc., dated July 5, 2011.	Filed with the SEC on July 7, 2011 as part of our Amended Current Report on Form 8-K/A.
10.05	Asset Purchase Agreement between the Company, Impact Technologies Inc. and Banyan Tech Ventures Inc., dated July 5, 2011.	Filed with the SEC on July 7, 2011 as part of our Amended Current Report on Form 8-K/A.
10.06	Advisor Agreement between the Company and Shane Macauley dated April 24, 2011	Filed with the SEC on August 9, 2011 as part of our Current Report on Form 8-K.
10.07	Amendment to Asset Purchase Agreement by and among the Company, Impact Technologies Inc. and Swebby Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.08	Amendment to Asset Purchase Agreement by and among the Company, Impact Technologies Inc. and Blackswan Inventions Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.09	Amendment to Asset Purchase Agreement by and among the Company, Impact Technologies Inc. and Banyan Tech Ventures Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.10	Security Agreement between Impact Technologies, Inc. and Swebby Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.11	Security Agreement between Impact Technologies, Inc. and Blackswan Inventions Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.12	Security Agreement between Impact Technologies, Inc. and Banyan Tech Ventures Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.13	Promissory Note between Impact Technologies, Inc. and Swebby Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.14	Promissory Note between Impact Technologies, Inc. and Blackswan Inventions Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.15	Promissory Note between Impact Technologies, Inc. and Banyan Tech Ventures Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.16	Non-Competition Agreement between Impact Technologies, Inc. and Swebby Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.17	Non-Competition Agreement between Impact Technologies, Inc. and Blackswan Inventions Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.18	Non-Competition Agreement between Impact Technologies, Inc. and Banyan Inventions Inc. dated July 6, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.19	Consulting Agreement between Impact Technologies, Inc. and Swebby Inc. dated July 21, 2011	Filed with the SEC on August 10, 2011 as part of our Current Report on Form 8-K.
10.20	Amended Advisor Agreement between the Company and Shane Macauley dated July 28, 2011	Filed with the SEC on August 9, 2011 as part of our Current Report on Form 8-K.
14.01	Code of Ethics	Filed with the SEC on March 29, 2011 as part of our Annual Report on Form 10-K.
16.01	Letter from Former Accountant Weinberg & Baer LLC, dated November 16, 2010	Filed with the SEC on November 17, 2010 as part of our Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 24, 2011	Digagogo Ventures Corp.
/s/ Fernando Londe
Name: Fernando Londe
Title: Chief Executive Officer